EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Reports Fiscal 2026 First Quarter Results and Raises the Low End of its Fiscal 2026 Adjusted Diluted EPS Guidance

•Sales for the quarter increased 7.5 percent. Organic sales increased 2.8 percent, acquisitions increased sales 3.2 percent, and foreign currency increased sales 1.5 percent.
•Diluted EPS increased 16.5 percent to $1.13 in the first quarter of fiscal 2026 compared to $0.97 in the same quarter of the prior year. Adjusted Diluted EPS* increased 8.0 percent to $1.21 in the first quarter of fiscal 2026 compared to $1.12 in the same quarter of the prior year.
•Cash flow from operating activities increased 42.5 percent to $33.4 million in the first quarter of fiscal 2026 compared to $23.4 million in the same quarter of the prior year.
•The low end of Adjusted Diluted EPS* guidance was raised for the full year ending July 31, 2026 from the previous range of $4.85 to $5.15 per share to the new range of $4.90 to $5.15 per share. GAAP earnings per diluted Class A Nonvoting Common share guidance for the full year ending July 31, 2026 was adjusted for acquisition-related amortization to $4.57 to $4.82 per share, from $4.55 to $4.85 per share.

MILWAUKEE (November 17, 2025) -- Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2026 first quarter ended October 31, 2025.

Quarter Ended October 31, 2025 Financial Results:
Sales for the quarter ended October 31, 2025 increased 7.5 percent, which consisted of an organic sales increase of 2.8 percent, an increase of 3.2 percent from acquisitions and an increase of 1.5 percent from foreign currency translation. Sales for the quarter ended October 31, 2025 were $405.3 million compared to $377.1 million in the same quarter last year. By region, sales increased 9.6 percent in the Americas & Asia and increased 3.6 percent in Europe & Australia, which included organic sales growth of 4.7 percent in the Americas & Asia and an organic sales decline of 0.8 percent in Europe & Australia.
Income before income taxes increased 16.5 percent to $68.5 million in the quarter ended October 31, 2025 compared to $58.8 million in the same quarter last year. Adjusted Income Before Income Taxes* in the quarter ended October 31, 2025, which was adjusted for amortization expense of $5.3 million, was $73.8 million, an increase of 7.6 percent compared to the first quarter of last year. Adjusted Income Before Income Taxes* in the quarter ended October 31, 2024, which was adjusted for amortization expense and other acquisition-related charges of $9.8 million, was $68.6 million.
Net income in the quarter ended October 31, 2025 was $53.9 million compared to $46.8 million in the same quarter last year. Earnings per diluted Class A Nonvoting Common Share was $1.13 in the first quarter of fiscal 2025 compared to $0.97 in the same quarter last year. Adjusted Net Income* in the quarter ended October 31, 2025 was $58.0 million compared to $54.2 million in the same quarter last year. Adjusted Diluted EPS* in the quarter ended October 31, 2025 was $1.21 compared to $1.12 in the same quarter last year.

Commentary:
“Our investments in research and development continue to add value for our customers and drive organic sales growth. We reported strong organic sales growth in the Americas & Asia region, and our Europe & Australia region reported a significant improvement in segment profit in the quarter,” said Brady’s President and CEO, Russell R. Shaller. “We also closed on the acquisition of Mecco at the beginning of the quarter, which is an exciting addition to our laser marking system product line. Mecco is a natural complement to our acquisition of Gravotech that we closed last year, and we’re looking forward to the future through the combination of these businesses.”
“We generated adjusted EPS of $1.21, which represented 8.0 percent growth compared to last year’s first quarter. This improvement was driven by our organic sales growth and continued gross profit margin expansion throughout our organic businesses,” said Brady’s Chief Financial Officer, Ann Thornton. “We are in a net cash position of $66.8 million as of October 31, 2025, which allows us to continue to make strategic investments in both organic and inorganic opportunities to drive long-term shareholder value while returning funds to our shareholders through dividends and share buybacks.”

Fiscal 2026 Guidance:
The Company raised the low end of its Adjusted Diluted EPS* guidance for the year ending July 31, 2026 from $4.85 to $5.15 per share to $4.90 to $5.15 per share. The Company’s GAAP earnings per diluted Class A Nonvoting Common Share guidance for the year ending July 31, 2026 was updated for acquisition-related amortization to $4.57 to $4.82 per share, from $4.55 to $4.85 per share.
The other assumptions included in our fiscal 2026 guidance include a full-year income tax rate of approximately 21 percent, depreciation and amortization expense of approximately $44 million, and capital expenditures of approximately $40 million. Our fiscal 2026 guidance is based on foreign currency exchange rates as of October 31, 2025 and assumes continued economic growth.

A webcast regarding Brady’s fiscal 2026 first quarter financial results will be available at www.bradycorp.com/investors beginning at 9:30 a.m. central time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2025, employed approximately 6,400 people in its worldwide businesses. Brady’s fiscal 2025 sales were approximately $1.51 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

* Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS are non-GAAP measures. See appendix for more information on these measures, including reconciliations to the most directly comparable GAAP measures.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: increased cost of materials, labor, material shortages and supply chain disruptions, including as a result of tariffs or other impacts of the global trade environment; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; our ability to develop technologically advanced products that meet customer demands; Brady’s ability to identify, integrate and grow acquired companies, and to manage contingent liabilities from divested businesses; difficulties in protecting our websites, networks, and systems against security breaches; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; litigation, including product liability claims; global climate change and environmental regulations; foreign currency fluctuations; changes in tax legislation and tax rates; potential write-offs of goodwill and other intangible assets; differing interests of voting and non-voting shareholders and changes in the regulatory and business environment around dual-class voting structures; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2025.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share data)

	Three months ended October 31,
	2025	2024
Net sales	$405,287	$377,065
Cost of goods sold	196,455	187,376
Gross margin	208,832	189,689
Operating expenses:
Research and development	23,292	18,921
Selling, general and administrative	117,568	111,846
Total operating expenses	140,860	130,767

Operating income	67,972	58,922

Other income (expense):
Investment and other income	1,712	1,234
Interest expense	(1,208)	(1,356)

Income before income taxes	68,476	58,800

Income tax expense	14,540	12,017

Net income	$53,936	$46,783

Net income per Class A Nonvoting Common Share:
Basic	$1.14	$0.98
Diluted	$1.13	$0.97

Net income per Class B Voting Common Share:
Basic	$1.13	$0.96
Diluted	$1.11	$0.95

Weighted average common shares outstanding:
Basic	47,273	47,732
Diluted	47,731	48,217

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	October 31, 2025	July 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$182,684	$174,349
Accounts receivable, net of allowance for credit losses of $7,253 and $7,876, respectively	248,551	231,944
Inventories	215,568	200,881
Prepaid expenses and other current assets	15,568	14,661
Total current assets	662,371	621,835
Property, plant and equipment—net	232,522	225,572
Goodwill	681,721	676,945
Other intangible assets	114,932	105,374
Deferred income taxes	18,495	20,862
Operating lease assets	60,350	58,422
Other assets	24,283	25,243
Total	$1,794,674	$1,734,253
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$103,804	$105,028
Accrued compensation and benefits	69,886	92,657
Taxes, other than income taxes	22,933	21,537
Accrued income taxes	6,812	5,547
Current operating lease liabilities	16,590	15,234
Other current liabilities	100,683	90,329
Total current liabilities	320,708	330,332
Long-term debt	115,906	99,766
Long-term operating lease liabilities	44,288	43,565
Other liabilities	68,952	68,379
Total liabilities	549,854	542,042
Stockholders’ equity:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 shares, and outstanding 43,666,121 and 43,530,012 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	359,690	359,269
Retained earnings	1,360,156	1,317,739
Treasury stock—7,595,366 and 7,731,475 shares, respectively, of Class A nonvoting common stock, at cost	(388,847)	(393,186)
Accumulated other comprehensive loss	(86,727)	(92,159)
Total stockholders’ equity	1,244,820	1,192,211
Total	$1,794,674	$1,734,253

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2025	2024
Operating activities:
Net income	$53,936	$46,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,008	10,164
Stock-based compensation expense	6,746	5,813
Deferred income taxes	3,973	(903)
Other	223	(880)
Changes in operating assets and liabilities:
Accounts receivable	(12,875)	(4,385)
Inventories	(10,980)	(2,107)
Prepaid expenses and other assets	(391)	(1,136)
Accounts payable and accrued liabilities	(19,530)	(33,960)
Income taxes	1,246	4,017
Net cash provided by operating activities	33,356	23,406

Investing activities:
Purchases of property, plant and equipment	(10,980)	(7,286)
Acquisition of businesses, net of cash acquired	(17,416)	(140,625)
Other	8	10
Net cash used in investing activities	(28,388)	(147,901)

Financing activities:
Payment of dividends	(11,519)	(11,402)
Proceeds from exercise of stock options	5,001	5,855
Payments for employee taxes withheld from stock-based awards	(3,198)	(2,090)
Purchase of treasury stock	(4,054)	—
Proceeds from borrowing on credit agreement	46,640	135,149
Repayment of borrowing on credit agreement	(30,500)	(109,439)
Other	266	190
Net cash provided by financing activities	2,636	18,263

Effect of exchange rate changes on cash and cash equivalents	731	1,775

Net increase (decrease) in cash and cash equivalents	8,335	(104,457)
Cash and cash equivalents, beginning of period	174,349	250,118

Cash and cash equivalents, end of period	$182,684	$145,661

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2025	2024
NET SALES
Americas & Asia	$268,893	$245,428
Europe & Australia	136,394	131,637
Total	$405,287	$377,065

SALES INFORMATION
Americas & Asia
Organic	4.7%	5.1%
Acquisitions	4.9%	7.4%
Currency	—%	(0.2)%
Divestiture	—%	(1.6)%
Total	9.6%	10.7%
Europe & Australia
Organic	(0.8)%	0.7%
Acquisitions	—%	15.0%
Currency	4.4%	3.6%
Total	3.6%	19.3%
Total Company
Organic	2.8%	3.6%
Acquisitions	3.2%	9.9%
Currency	1.5%	1.2%
Divestiture	—%	(1.1)%
Total	7.5%	13.6%

SEGMENT PROFIT
Americas & Asia	$59,863	$54,900
Europe & Australia	18,732	13,114
Total segment profit	$78,595	$68,014
SEGMENT PROFIT AS A PERCENT OF NET SALES
Americas & Asia	22.3%	22.4%
Europe & Australia	13.7%	10.0%
Total	19.4%	18.0%

	Three months ended October 31,
	2025	2024
Total segment profit	$78,595	$68,014
Unallocated amounts:
Administrative costs	(10,623)	(9,092)
Investment and other income	1,712	1,234
Interest expense	(1,208)	(1,356)
Income before income taxes	$68,476	$58,800

GAAP to NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)
In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.
Adjusted Income Before Income Taxes:
Brady is presenting the non-GAAP measure, "Adjusted Income Before Income Taxes." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Income before income taxes to the non-GAAP measure of Adjusted Income Before Income Taxes:

	Three months ended October 31,
	2025	2024
Income before income taxes (GAAP measure)	$68,476	$58,800
Amortization expense	5,341	4,713
Non-recurring acquisition-related costs and other expenses	—	5,059
Adjusted Income Before Income Taxes (non-GAAP measure)	$73,817	$68,572

Adjusted Income Tax Expense:
Brady is presenting the non-GAAP measure, "Adjusted Income Tax Expense." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Income tax expense to the non-GAAP measure of Adjusted Income Tax Expense:

	Three months ended October 31,
	2025	2024
Income tax expense (GAAP measure)	$14,540	$12,017
Amortization expense	1,289	1,133
Non-recurring acquisition-related costs and other expenses	—	1,265
Adjusted Income Tax Expense (non-GAAP measure)	$15,829	$14,415

Adjusted Net Income:
Brady is presenting the non-GAAP measure, "Adjusted Net Income." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Net income to the non-GAAP measure of Adjusted Net Income:

	Three months ended October 31,
	2025	2024
Net income (GAAP measure)	$53,936	$46,783
Amortization expense	4,052	3,580
Non-recurring acquisition-related costs and other expenses	—	3,794
Adjusted Net Income (non-GAAP measure)	$57,988	$54,157

Adjusted Diluted EPS:
Brady is presenting the non-GAAP measure, "Adjusted Diluted EPS." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Net income per Class A Nonvoting Common Share to the non-GAAP measure of Adjusted Diluted EPS (Note that certain amounts will not foot due to rounding):

	Three months ended October 31,
	2025	2024
Net income per Class A Nonvoting Common Share (GAAP measure)	$1.13	$0.97
Amortization expense	0.08	0.07
Non-recurring acquisition-related costs and other expenses	—	0.08
Adjusted Diluted EPS (non-GAAP measure)	$1.21	$1.12

Adjusted Diluted EPS Guidance:

	Fiscal 2026 Expectations
	Low	High
Earnings per Class A Nonvoting Common Share (GAAP measure)	$4.57	$4.82
Amortization expense	0.33	0.33
Adjusted Diluted EPS (non-GAAP measure)	$4.90	$5.15